As filed with the Securities and Exchange Commission on March 24, 2015

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZS PHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2384	26-3305698
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

508 Wrangler Drive, Suite 100

Coppell, Texas 75019

(877) 700-0240

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Todd A. Creech

Chief Financial Officer

ZS Pharma, Inc.

508 Wrangler Drive, Suite 100

Coppell, Texas 75019

(877) 700-0240

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Kevin P. Kennedy Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 Telephone: (650) 251-5000	Mark Asbury Senior Vice President and General Counsel ZS Pharma, Inc. 805 Veterans Boulevard, Suite 300 Redwood City, California 94063 Telephone: (650) 458-4100	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Telephone: (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-202745

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐		Accelerated filer	☐

Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, $0.001 par value per share	823,329	$46.88	$38,597,664	$4,486

(1)

In accordance with Rule 462(b), the 823,329 securities to be registered under this Registration Statement is an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form S-1 (File No. 333-202745), as amended, which registration statement was declared effective by the Securities and Exchange Commission on March 24, 2015, for which a registration fee of $22,124 was already paid. Includes shares of common stock that may be sold if the option to purchase additional shares granted by the selling stockholder to the underwriters is exercised in full.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the registrant’s common stock on March 24, 2015, as reported by the NASDAQ Global Market.

(3)	Calculated by multiplying 0.0001162 by the proposed maximum offering price.
(4)

The registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on March 25, 2015), that it will not revoke such instructions, that it has sufficient funds in such account to cover the amount of such filing fee and that it will confirm receipt of such instructions by its bank during regular business hours no later than March 25, 2015.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by ZS Pharma, Inc. (the “Registrant”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction V to Form S-1 solely to register an additional 823,329 shares of the Registrant’s common stock, par value $0.001 per share, to be sold by the Company and the selling stockholder. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s registration statement on Form S-1, as amended (File No. 333-202745), originally filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2015 and declared effective by the Commission on March 24, 2015, including all exhibits and amendments thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ZS Pharma, Inc., a Delaware corporation, has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Coppell, Texas, on March 24, 2015.

ZS PHARMA, INC.

By:	/s/ Todd A. Creech
Name:	Todd A. Creech
Title:	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Alexander Robert Alexander	Director and Chief Executive Officer (Principal Executive Officer)	March 24, 2015

/s/ Todd A. Creech Todd A. Creech	Chief Financial Officer and Treasurer (Principal Financial and Accounting officer)	March 24, 2015

* Dr. Jeffrey Keyser	Director	March 24, 2015

* Guy Nohra	Director	March 24, 2015

* Marc Ostro	Director	March 24, 2015

* John Whiting	Director	March 24, 2015

* Srinivas Akkaraju	Director	March 24, 2015

* Martin Babler	Director	March 24, 2015

*

The undersigned by signing his name hereto, signs and executes this Registration Statement on Form S-1 pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on March 13, 2015, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-202745) which this Registration Statement incorporates by reference.

By:	/s/ Todd A. Creech
Todd A. Creech
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Table

5.1*	Opinion of Simpson Thacher & Bartlett LLP (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202745) filed with the Commission on March 23, 2015 and incorporated by reference herein).

23.1	Consent of Ernst & Young LLP, dated March 23, 2015.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-202745) filed with the Commission on March 13, 2015 and incorporated herein by reference).

*	Indicates exhibits that were filed as part of the Registration Statement on Form S-1 (File No. 333-202745), as amended, which this Registration Statement incorporates by reference.

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